As filed with the Securities and Exchange Commission on November 3, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-0693330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7200

(Address of Principal Executive Offices)

DUCOMMUN INCORPORATED 2013 STOCK INCENTIVE PLAN

(Full Title of the Plans)

JAMES S. HEISER

Vice President,

General Counsel and Secretary

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, CA 90745

(310) 513-7200

(Name, address and telephone number including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	800,000	$19.15	$15,320,000	$1,776

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $0.01 per share (the “Common Stock”) that become available under the Ducommun Incorporated 2013 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Ducommun Incorporated’s Common Stock, as reported on the New York Stock Exchange on October 31, 2016.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 800,000 shares of the Common Stock of Ducommun Incorporated (the “Company” or “Registrant”), which may be issued pursuant to awards under the Ducommun Incorporated 2013 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on May 8, 2013 (SEC File No. 333-188460), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990).

4.2*	Certificate of Amendment of Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998).

4.3*	Bylaws (as amended and restated on March 19, 2013. Incorporated by reference to Exhibit 99.1 to Form 8-K filed March 22, 2013).

4.4*	Amendment No. 2 to Bylaws (dated August 1, 2013. Incorporated by reference to Exhibit 99.2 to Form 8-K filed August 5, 2013).

4.5	Ducommun Incorporated 2013 Stock Incentive Plan (as amended and restated on March 18, 2015).

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 3rd day of November, 2016.

DUCOMMUN INCORPORATED

By:	/s/ James S. Heiser
James S. Heiser
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James S. Heiser such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2016
Anthony J. Reardon

/s/ Douglas L. Groves	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 3, 2016
Douglas L. Groves

/s/ Christopher D. Wampler	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 3, 2016
Christopher D. Wampler

/s/ Richard A. Baldridge	Director	November 3, 2016
Richard A. Baldrige

/s/ Joseph C. Berenato	Director	November 3, 2016
Joseph C. Berenato

/s/ Gregory S. Churchill	Director	November 3, 2016
Gregory S. Churchill

/s/ Robert C. Ducommun	Director	November 3, 2016
Robert C. Ducommun

/s/ Dean M. Flatt	Director	November 3, 2016
Dean M. Flatt

/s/ Jay L. Haberland	Director	November 3, 2016
Jay L. Haberland

/s/ Robert D. Paulson	Director	November 3, 2016
Robert D. Paulson

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 29, 1990. Incorporated by reference to Exhibit 3.1 to Form 10-K for the year ended December 31, 1990).

4.2*	Certificate of Amendment of Certificate of Incorporation (previously filed with the Delaware Secretary of State on May 27, 1998. Incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended December 31, 1998).

4.3*	Bylaws (as amended and restated on March 19, 2013. Incorporated by reference to Exhibit 99.1 to Form 8-K filed March 22, 2013).

4.4*	Amendment No. 2 to Bylaws (dated August 1, 2013. Incorporated by reference to Exhibit 99.2 to Form 8-K filed August 5, 2013).

4.5	Ducommun Incorporated 2013 Stock Incentive Plan (as amended and restated on March 18, 2015).

5.1	Opinion of James S. Heiser.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of James S. Heiser (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of signature page).

*	Incorporated herein by reference.